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                                                                  Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated January 26, 2000 relating to the financial statements and financial statement schedule of JNI Corporation, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

San Diego, California
June 30, 2000